Exhibit 99.1

         Waste Connections Reports First Quarter 2005 Results

    FOLSOM, Calif.--(BUSINESS WIRE)--April 20, 2005--Waste
Connections, Inc. (NYSE:WCN)

    --  Reports Earnings Per Share of $0.40 and Free Cash Flow of
        $30.9 Million, or 18.7% of Revenue

    --  Revenue and Net Income Increased 13.4% and 19.2%, Respectively

    --  Reports 3% Internal Price Growth

    --  Awarded First Long-Term Rail-Haul and Disposal Contract

    --  Repurchases Approximately $45 Million of Common Stock

    Waste Connections, Inc. (NYSE:WCN) today announced first quarter earnings of $0.40 per share on a diluted basis of 48.9 million shares, an increase of 14.3% over diluted earnings per share from continuing operations of $0.35 in the year ago period. Revenue for the first quarter of 2005 was $165.5 million, a 13.4% increase over revenue of $146 million in the first quarter of 2004. Operating income for the first quarter of 2005 was $38.3 million, an 8.8% increase over operating income of $35.3 million in the first quarter of 2004. Net income in the quarter was $19.4 million, a 19.2% increase over net income from continuing operations in the year ago period.
    Ronald J. Mittelstaedt, Chairman and Chief Executive Officer, said, "We are very pleased with our first quarter performance as it sets us up well for the remainder of 2005. Pricing growth was strong in the quarter and should remain around this level for the full year. Volume growth, which was impacted in the quarter by our termination of certain unprofitable contracts, should continue to increase during the year, especially if anticipated increases in special waste activity materialize. Our record free cash flow and strong operating results enabled us to fund acquisitions and almost $45 million in stock repurchases, ahead of where we thought we would be at this time, yet maintaining our leverage ratio. In the quarter, we acquired an MSW landfill in San Benito County, California, which has allowed us to internalize a portion of our disposal volumes in the San Jose market. We also signed an agreement to acquire a collection operation in South Dakota that longer-term should be internalized into one of our landfills in Nebraska. Combined with a smaller tuck-in completed in California, these acquisitions represent almost $10 million of acquired annualized revenue. Finally, we were awarded our first long-term rail-haul and disposal contract in the Pacific Northwest since entering the intermodal services business last November. Operations under this contract should commence in the fourth quarter of 2006, with total revenue estimated at more than $100 million over the contract's 20-year term."
    Waste Connections will be hosting a conference call related to first quarter earnings and second quarter outlook on April 21st at 8:30 A.M. Eastern Time. The call will be broadcast live over the Internet at www.streetevents.com and through a link on our web site at www.wasteconnections.com. A playback of the call will be available at both of these sites.
    Waste Connections, Inc. is an integrated solid waste services company that provides solid waste collection, transfer, disposal and recycling services in mostly secondary markets in the Western and Southern U.S. The Company serves more than one million residential, commercial and industrial customers from a network of operations in 22 states. The Company also provides intermodal services for the movement of containers in the Pacific Northwest. Waste Connections, Inc. was founded in September 1997 and is headquartered in Folsom, California.
    For more information, visit the Waste Connections web site at www.wasteconnections.com. Copies of financial literature, including this release, are available on the Waste Connections web site or through contacting us directly at 916-608-8200.
    For non-GAAP measures, see accompanying Non-GAAP Reconciliation
Schedule.
    In the fourth quarter of 2004, Waste Connections classified as discontinued operations the results of its Georgia operations that were swapped with Waste Industries. Results for the first quarter of 2004 have been restated to present the results for these operations as discontinued operations, as well as the results of certain operations in Eastern Washington sold in August 2004.

    Certain statements contained in this press release are forward-looking in nature. These statements can be identified by the use of forward-looking terminology such as "believes," "expects," "may," "will," "should," or "anticipates" or the negative thereof or comparable terminology, or by discussions of strategy. Waste Connections' business and operations are subject to a variety of risks and uncertainties and, consequently, actual results may differ materially from those projected by any forward-looking statements. Factors that could cause actual results to differ from those projected include, but are not limited to, the following: (1) Waste Connections may be unable to compete effectively with larger and better capitalized companies and governmental service providers, which may result in reduced volume and revenues and lower profits; (2) increases in Waste Connections' insurance costs and the amount that it self-insures for various risks could reduce its operating margins and reported earnings; (3) further increases in the price of fuel may adversely affect Waste Connections' business and earnings; (4) increases in labor and disposal and related transportation costs could reduce Waste Connections' operating margins; (5) Waste Connections may lose contracts through competitive bidding, early termination or governmental action, which would cause its volumes and revenues to decline; (6) Waste Connections' intermodal business could be adversely affected by steamship lines diverting business to ports other than those it services, or by heightened security measures or actual or threatened terrorist attacks, which could cause its intermodal revenues to decline; (7) Waste Connections' growth and future financial performance depend significantly on its ability to integrate acquired businesses into its organization and operations; (8) Waste Connections' acquisitions may not be successful, resulting in changes in strategy, operating losses or a loss on sale of the business acquired; (9) because Waste Connections depends on railroads for its intermodal operations, its operating results and financial condition are likely to be adversely affected by any reduction or deterioration in rail service; (10) Waste Connections' decentralized decision-making structure could allow local managers to make decisions that adversely affect its pricing growth and operating results; (11) the geographic concentration of Waste Connections' business makes its pricing growth and operating results vulnerable to economic and seasonal factors affecting the regions in which it operates; (12) Waste Connections volume growth may be limited by the inability to renew landfill operating permits, obtain new landfills and expand existing ones; (13) extensive and evolving environmental laws and regulations may restrict Waste Connections' operations and growth and increase its costs; and
(14) Waste Connections may be subject in the normal course of business to judicial and administrative proceedings that could interrupt its operations, require expensive remediation and create negative publicity. These risks and uncertainties, as well as others, are discussed in greater detail in Waste Connections' filings with the Securities and Exchange Commission, including its most recent Annual Report on Form 10-K. There may be additional risks of which Waste Connections is not presently aware or that it currently believes are immaterial which could have an adverse impact on its business. Waste Connections makes no commitment to revise or update any forward-looking statements in order to reflect events or circumstances after the date any such statement is made.


                        WASTE CONNECTIONS, INC.
                   CONSOLIDATED STATEMENTS OF INCOME
              THREE MONTHS ENDED MARCH 31, 2004 AND 2005
                              (Unaudited)
          (in thousands, except share and per share amounts)

                                                 Three months ended
                                                     March 31,
                                              ------------------------
                                                  2004        2005
                                              -----------  -----------

Revenues                                      $   145,964 $   165,517
Operating expenses:
     Cost of operations                            82,593      95,285
     Selling, general and administrative           15,130      17,242
     Depreciation and amortization                 13,035      14,769
     Gain on sale of assets                           (50)       (121)
                                              -----------  -----------
Operating income                                   35,256      38,342

Interest expense                                   (6,823)     (4,934)
Minority interests                                 (2,631)     (2,687)
Other income, net                                      34         105
                                              -----------  -----------
Income from continuing operations before
 income tax                                        25,836      30,826

Income tax provision                               (9,598)    (11,467)
                                              -----------  -----------
Income from continuing operations                  16,238      19,359
Loss from discontinued operations, net of tax         (36)          -
                                              -----------  -----------

Net income                                    $    16,202 $    19,359
                                              ===========  ===========

Basic earnings per common share:
   Continuing operations                      $      0.38 $      0.41
   Discontinued operations                          (0.01)          -
                                              -----------  -----------
   Net income per common share                $      0.37 $      0.41
                                              ===========  ===========

Diluted earnings per common share(a):
   Continuing operations                      $      0.35 $      0.40
   Discontinued operations                              -           -
                                              -----------  -----------
   Net income per common share                $      0.35 $      0.40
                                              ===========  ===========

Shares used in the per share calculations:
   Basic                                       43,285,119  47,486,402
                                              ===========  ===========
   Diluted                                     50,184,702  48,878,703
                                              ===========  ===========

(a) Diluted earnings per share assumes conversion of the 5.5%
    Convertible Subordinated Notes due 2006 prior to its redemption on April 15, 2004. The interest expense related to these notes, net of tax effects, for the three months ended March 31, 2004 was $1,476.


                        WASTE CONNECTIONS, INC.
                 CONDENSED CONSOLIDATED BALANCE SHEETS
                              (Unaudited)
          (in thousands, except share and per share amounts)

                                                 December     March
                                                 31, 2004    31, 2005
                                                ----------  ----------
ASSETS
Current assets:
  Cash and equivalents                          $    3,610  $   3,721
  Accounts receivable, less allowance for
   doubtful accounts of $2,414 and $2,420 at
   December 31,2004 and March 31, 2005,
   respectively                                     80,864     78,856
  Deferred tax assets                                   -       2,071
  Prepaid expenses and other current assets         17,008     11,523
                                                ----------  ----------
     Total current assets                          101,482     96,171

Property and equipment, net                        640,730    648,772
Goodwill                                           642,773    641,973
Intangible assets, net                              68,741     68,139
Restricted cash                                     14,159     12,876
Other assets, net                                   23,598     34,229
                                                ----------  ----------
                                                $1,491,483  $1,502,160
                                                ==========  ==========

LIABILITIES AND STOCKHOLDERS' EQUITY
Current liabilities:
  Accounts payable                              $   34,280 $   34,635
  Book overdraft                                     8,661      2,745
  Accrued liabilities                               38,780     44,398
  Deferred revenue                                  24,155     25,379
  Current portion of long-term debt and notes
   payable                                           9,266      8,248
                                                ----------  ----------
     Total current liabilities                     115,142    115,405

Long-term debt and notes payable                   489,343    500,757
Other long-term liabilities                          9,020     17,753
Deferred tax liabilities                           146,035    148,516
                                                ----------  ----------
     Total liabilities                             759,540    782,431

Commitments and contingencies
Minority interests                                  24,421     24,707

Stockholders' equity:
Preferred stock: $0.01 par value; 7,500,000
 shares authorized; none issued and outstanding          -          -
Common stock: $0.01 par value; 100,000,000
 shares authorized; 47,605,791 and 46,804,755
 shares issued and outstanding at December 31,
 2004 and March 31, 2005, respectively                 476        468
Additional paid-in capital                         444,404    411,121
Deferred stock compensation                         (1,598)    (1,667)
Retained earnings                                  261,365    280,724
Accumulated other comprehensive income               2,875      4,376
                                                ----------  ----------
Total stockholders' equity                         707,522    695,022
                                                ----------  ----------
                                                $1,491,483  $1,502,160
                                                ==========  ==========


                        WASTE CONNECTIONS, INC.
            CONDENSED CONSOLIDATED STATEMENTS OF CASH FLOWS
              THREE MONTHS ENDED MARCH 31, 2004 AND 2005
                              (Unaudited)
                        (Dollars in thousands)

                                                       Three months
                                                      ended March 31,
                                                    ------------------
                                                      2004      2005
                                                    --------  --------

Cash flows from operating activities:
Net income                                          $ 16,202 $ 19,359
Adjustments to reconcile net income to
 net cash provided by operating activities:
  Gain on disposal of assets                             (38)    (121)
  Depreciation                                        12,828   14,129
  Amortization of intangibles                            615      640
  Deferred income taxes, net of acquisitions           5,495   (3,018)
  Minority interests                                   2,631    2,687
  Amortization of debt issuance costs                    625      296
  Stock-based compensation                               200      255
  Interest income on restricted cash                     (70)     (70)
  Closure and post-closure accretion                     103      167
  Tax benefit on the exercise of stock options         1,859    2,358
  Net change in operating assets and liabilities,
   net of acquisitions                                 8,097   16,184
                                                    --------  --------
Net cash provided by operating activities             48,547   52,866
                                                    --------  --------

Cash flows from investing activities:
  Payments for acquisitions, net of cash acquired     (6,081)  (6,719)
  Capital expenditures for property and equipment    (15,628) (14,315)
  Proceeds from disposal of assets                       184      647
  Net change in other assets                           1,326    1,089
                                                    --------  --------
Net cash used in investing activities                (20,199) (19,298)
                                                    --------  --------

Cash flows from financing activities:
  Proceeds from long-term debt                        21,500   37,032
  Principal payments on notes payable and long-term
   debt                                              (56,963) (26,485)
  Book overdraft                                        (658)  (5,916)
  Proceeds from option and warrant exercises          10,585    9,285
  Distributions to minority interest holders          (2,940)  (2,401)
  Payments for repurchase of common stock                  -  (44,941)
  Debt issuance costs                                   (237)     (31)
                                                    --------  --------
Net cash provided by (used in) financing activities   28,713  (33,457)
                                                    --------  --------

Net increase (decrease) in cash and equivalents         (365)     111
Cash and equivalents at beginning of period            5,276    3,610
                                                    --------  --------
Cash and equivalents at end of period               $  4,911  $  3,721
                                                    ========  ========


                         ADDITIONAL STATISTICS
                   THREE MONTHS ENDED MARCH 31, 2005
                        (Dollars in thousands)

Internal Growth: The following table reflects revenue growth for operations owned for at least 12 months:

    Price                                                  3.0%
    Volume                                                 0.2%
    Recycling                                              0.2%
                                                    ------------------
    Total                                                  3.4%

Uneliminated Revenue Breakdown:

    Collection                                    $119,939       63.6%
    Disposal and Transfer                           50,096       26.6%
    Intermodal                                      10,035        5.3%
    Recycling and Other                              8,471        4.5%
                                                  ---------   --------
    Total                                         $188,541      100.0%

    Inter-company elimination                     $ 23,024

Days Sales Outstanding: 43

Internalization: 71%

Other Cash Flow Items:

   Cash Interest Paid: $4,483
   Cash Taxes Paid:    $   85

Debt to Capitalization: 43.3%

  Total Debt divided by Total Debt plus Total Stockholders' Equity:
  ($500,757 + $8,248) / ($500,757 + $8,248 + $695,022) = 42.3%

Share Information for the three months ended March 31, 2005:

    Basic shares outstanding                                47,486,402
    Dilutive effect of options and warrants                  1,174,792
    Dilutive effect of convertible notes                       178,502
    Dilutive effect of restricted stock                         39,007
                                                        --------------
    Diluted shares outstanding                              48,878,703

    Shares repurchased                                       1,294,800


                   NON-GAAP RECONCILIATION SCHEDULE
                   THREE MONTHS ENDED MARCH 31, 2005
                            (in thousands)

Free cash flow, a non-GAAP financial measure, is provided supplementally because it is widely used by investors as a valuation and liquidity measure in the solid waste industry. Waste Connections defines free cash flow as net cash provided by operating activities, plus cash proceeds from disposal of assets, plus or minus change in book overdraft, less capital expenditures and distributions to minority interest holders. This measure is not a substitute for, and should be used in conjunction with, GAAP financial measures. Management uses free cash flow as one of the principal measures to evaluate and monitor the ongoing financial performance of our operations. Other companies may calculate free cash flow differently.

Free cash flow reconciliation:

                                                  Three Months Ended
                                                     March 31, 2005
                                                  --------------------
    Net cash provided by operating activities                 $52,866
    Less: Change in book overdraft                             (5,916)
    Plus: Cash proceeds from disposal of assets                   647
    Less: Capital expenditures for property and
     equipment                                                (14,315)
    Less: Distributions to minority interest
     holders                                                   (2,401)
                                                  --------------------
    Free cash flow                                             $30,881
                                                  --------------------
    Free cash flow as % of revenues                              18.7%


    CONTACT: Waste Connections, Inc.
             Worthing Jackman, 916-608-8266
             worthingj@wasteconnections.com